                                                                       Exhibit 1

                               2,000,000 SHARES*

                          GOLD BANC CORPORATION, INC.


                                 COMMON STOCK
                          (PAR VALUE $1.00 PER SHARE)


                            UNDERWRITING AGREEMENT
                            ----------------------

                                                              ____________, 1996


ADVEST, INC.
PRINCIPAL FINANCIAL SECURITIES, INC.
As Representatives of the Several Underwriters
C/O ADVEST, INC. One World Financial Center
200 Liberty Street, 30th Floor
New York, NY  10281

Gentlemen:

     Gold Banc Corporation, Inc., a Kansas corporation (the "Company"), hereby confirms its agreement with you and the several underwriters, on whose behalf you have been duly authorized to act as their representatives, as follows:

     SECTION 1. Introduction. The Company, has authorized capital stock consisting solely of 7,500,000 shares of preferred stock, $1.00 par value, and 7,500,000 shares of common stock, $1.00 par value (the "Common Stock"), of which 2,000,000 shares are issued and outstanding. Subject to the terms and conditions contained in this Underwriting Agreement (this "Agreement"), the Company proposes to issue and sell an aggregate of 2,000,000 shares of Common Stock ("Firm Shares"), to the several underwriters identified in Schedule A annexed hereto (the "Underwriters") who are acting severally and not jointly. In addition, the Company has agreed to grant the Underwriters an option to purchase up to 300,000 additional shares of Common Stock (the "Optional Shares") as provided in Section 5 hereof. The Firm Shares and, to the extent such option is exercised, the Optional Shares, are hereinafter collectively called the "Shares."

     You, as the representatives of the several Underwriters (the
"Representatives"), have advised the Company that the Underwriters propose to make an initial public offering of their respective portions of the Shares as soon hereafter as in your judgment is advisable and that the initial public offering price of the Shares will be $_____ per share.

     SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the several Underwriters as follows:



----------------------------
   * Plus an option to acquire up to 300,000 additional shares from the Company to cover over-allotments.

          (a) The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Kansas with full power and authority (corporate and other) to own, lease, and operate its properties and conduct its business as described in the Prospectus (as defined in Section 2(e) of this Agreement); the Company is duly registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"); the Company has no subsidiaries except those listed on Exhibit 21 (each a "Subsidiary" and collectively the "Subsidiaries") to the Registration Statement (as defined in
Section 2(e) of this Agreement); the Company owns, directly or indirectly, beneficially and of record all of the outstanding capital stock of each Subsidiary free and clear of any claim, lien, encumbrance or security interest. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which any of them own or lease properties, has an office, or in which the business conducted by any of them make such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), business, prospects, assets, properties, results of operations, or net worth of the Company or any of the Subsidiaries ("Material Adverse Effect"); and no proceeding has been instituted in any jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

          (b) Exchange National Bank is duly organized and validly existing as a national banking corporation and Provident Bank, f.s.b., is duly organized and validly existing as a federal savings bank, in each case under the laws of the United States. Citizens State Bank & Trust Co. is duly organized and validly existing as a state banking corporation under the laws of the State of Kansas. Each other Subsidiary is duly incorporated and validly existing as a corporation in good standing under the laws of Missouri. Each Subsidiary has full power and authority (corporate and other) to own, lease, and operate its properties and conduct its business as described in the Prospectus.

          (c) The issued and outstanding shares of Common Stock as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the descriptions thereof contained in the Prospectus. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable. There are no preemptive, preferential, or other rights to subscribe for or to purchase any of the shares of Common Stock and no shares of Common Stock have been issued in violation of any such rights. Except as disclosed in the Prospectus, there are no restrictions upon the voting or transfer of the Common Stock pursuant to the Company's Articles of Incorporation, bylaws, and other governing documents, or any agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them may be bound. The Shares to be sold by the Company have been duly authorized and, when issued, delivered, and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus. There are no outstanding options, warrants, or other rights of any description, contractual or otherwise, entitling any person to receive any class of security from the Company, except as set forth in the Prospectus, and the Common Stock has been approved for designation upon notice of issuance as a National Market System security on the National Association of Security Dealers, Inc. Automated Quotation System ("Nasdaq") concurrently with the effectiveness of the Registration Statement. Except as disclosed in the disclosure document dated August 15, 1996, prepared by the Company in connection with its recently completed rescission offer, a copy of which was provided to the Representatives, all of the securities previously issued by the Company and each of its Subsidiaries, including the Common Stock and any warrants and stock options to purchase Common Stock, were duly offered, sold, issued or granted and were made in compliance with, and were registered under or exempt from the registration requirements of, the

Securities Act of 1933, as amended (the "Act"), and were duly registered or qualified under, or the subject of an available exemption from, the registration provisions of all applicable state securities laws ("Blue Sky Laws"). No document distributed to prospective security holders in connection with any such offer, sale or issuance of any securities of the Company or any of its Subsidiaries contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d) Neither the Company nor any of its Subsidiaries, is, or with the giving of notice or lapse of time or both will be, in violation or breach of, or in default under, nor will the execution or delivery of, or the performance and consummation of the transactions contemplated by this Agreement (including the offer, sale, or delivery of the Shares), conflict with, or result in a violation or breach of, or constitute a default under, any provision of the Articles of Incorporation, bylaws (as amended or restated), or other governing documents of the Company or any of its Subsidiaries, or of any provision of any agreement, contract, mortgage, deed of trust, lease, loan agreement, indenture, note, bond, or other evidence of indebtedness, or other material agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of their properties is subject, nor will the performance by the Company of its obligations hereunder violate any rule, regulation, order, or decree, applicable to the Company or any Subsidiary of any court or any regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties, or any order of any court or governmental agency or authority entered in any proceeding to which the Company or any Subsidiary was or is now a party or by which it is bound, except those, if any, described in the Prospectus or which are not material to the Company taken as a whole. No consent, approval, filing, authorization, registration, qualification, or order, including with or by any bank regulatory agency, is required for the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, other than such that have been obtained or made, except for compliance with the Act, the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the Blue Sky Laws applicable to the public offering of the Shares by the several Underwriters, the clearance of such offering and the underwriting arrangements evidenced hereby with the National Association of Securities Dealers, Inc. ("NASD"), and the listing of the Common Stock on the Nasdaq Stock Market. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company and is enforceable against the Company in accordance with the terms.

          (e) A registration statement on Form SB-2 (File No. 333-12377) with respect to the Shares, including a form of preliminary prospectus, has been carefully prepared by the Company in conformity with the requirements of the Act and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission ("Commission") promulgated thereunder, and has been filed with the Commission. The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectus as may have been required to the date hereof, and will file such additional amendments thereto and such amended preliminary prospectuses as may hereafter be required. There have been delivered to each of the Representatives two signed copies of such registration statement, including Part II thereof, and each amendment thereto, if any, together with two copies of each exhibit filed therewith, and conformed copies for each of the Underwriters of such registration statement and each amendment thereto, if any (but without exhibits), and of the related preliminary prospectus ("Preliminary Prospectus") and of the Prospectus. Such registration statement has been declared effective by the Commission under the Act and is not proposed to be amended. Such registration statement, as finally amended and revised at the time such registration statement was declared effective by the

Commission (including the Prospectus and the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) and Rule 430A under the Act, and Part II and all financial statements and exhibits thereto), is herein referred to as the "Registration Statement" and the related final prospectus in the form first filed with the Commission pursuant to Rule 424(b) is herein referred to as the "Prospectus."

          (f) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus complies with the requirements of the Act and the Rules and Regulations. As of the effective date of the Registration Statement, and at all times subsequent thereto up to each Closing Date (as defined in Section 5 hereof), the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained or will contain all statements that are required to be stated therein in accordance with the Act and the Rules and Regulations and conformed or will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement, the Prospectus or any amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives.

          (g) KPMG Peat Marwick LLP, which has audited, reviewed, and expressed its opinion with respect to certain of the financial statements and schedules filed with the Commission as a part of the Registration Statement and included or to be included, as the case may be, in the Prospectus and in the Registration Statement, and whose report is included in the Prospectus and the Registration Statement are independent accountants as required by the Act and the Rules and Regulations. GRA Thompson, White & Co., which has audited, reviewed, and expressed its opinion with respect to certain of the financial statements and schedules filed with the Commission as a part of the Registration Statement and included or to be included, as the case may be, in the Prospectus and in the Registration Statement, and whose report is included in the Prospectus and the Registration Statement were at all times during which they provided such services to the Company, independent accountants as required by the Act and the Rules and Regulations.

          (h) The financial statements and schedules and the related notes thereto included or to be included, as the case may be, in the Registration Statement, the Preliminary Prospectus, and the Prospectus present fairly the financial position of the entities purported to be shown thereby as of the respective dates of such financial statements and schedules, and the results of operations and changes in equity and in cash flows of the entities purported to be shown thereby for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as may be disclosed in the Prospectus. All adjustments necessary for a fair presentation of the results of such periods have been made. The Company had an outstanding capitalization as set forth under "Capitalization" in the Prospectus as of the date indicated therein and there has been no material change therein since such date except as disclosed in the Prospectus. The financial, operating, and statistical information set forth in the Prospectus under captions "Prospectus Summary," "Summary Financial Information," "Use of Proceeds," "Dividend Policy," "Capitalization," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Management," "Principal Stockholders," and "Description of

Securities" are fairly presented and prepared on a basis consistent with the audited financial statements of the Company.

          (i) There is no litigation or governmental proceeding, action, or investigation pending or, to the knowledge of the Company, threatened, to which the Company or any Subsidiary is or may be a party or to which property owned or leased by the Company or any Subsidiary is or may be subject, or related to environmental or discrimination matters, which is required to be disclosed in the Registration Statement or the Prospectus by the Act or the Rules and Regulations and is not so disclosed, or which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

          (j) Either the Company or a Subsidiary, as the case may be, has good and marketable title in fee simple to all items of real property and good and marketable title to all the personal properties and assets reflected as owned by the Company or a Subsidiary in the Prospectus (or elsewhere in the Registration Statement), in each case clear of all liens, mortgages, pledges, charges, or encumbrances of any kind or nature except those, if any, reflected in the financial statements described above (or elsewhere in the Registration Statement) or which are not material to the Company or any Subsidiary; all properties held or used by the Company or a Subsidiary under leases, licenses, franchises or other agreements are held by them under valid, existing, binding, and enforceable leases, franchises, licenses, or other agreements with respect to which it is not in default.

          (k) Neither the Company nor any Subsidiary has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation, under the Exchange Act or otherwise, of the price of the Common Stock.

          (l) Except as reflected in or contemplated by the Registration Statement, since the respective dates as of which information is given in the Registration Statement and prior to the First Closing Date and Second Closing Date (as such terms are hereinafter defined):

               (i) neither the Company nor any of its Subsidiaries has or will have incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction not in the ordinary course of business;

               (ii) neither the Company nor any Subsidiary has or will have paid or declared any dividend or other distribution with respect to its capital stock and neither the Company nor any Subsidiary has or will be delinquent in the payment of principal or interest on any outstanding debt obligations; and

               (iii) there has not been and will not be any change in the capital stock (except as may result from the First Closing) or any material change in the indebtedness of the Company or any Subsidiary, or any adverse change in the condition (financial or otherwise), or any development involving a prospective adverse change in their respective businesses (resulting from litigation or otherwise), prospects, properties, condition (financial or otherwise), net worth, or results of operations which is material to the Company or any Subsidiary.

          (m) There is no contract or other document, transaction, or relationship required to be described in the Registration Statement, or to be filed as an exhibit to the Registration Statement, by the Act or by the Rules and Regulations that has not been described or filed as required.

          (n) All documents delivered or to be delivered by the Company or any of its representatives in connection with the issuance and sale of the Shares were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete, and correct in all material respects.

          (o) The Company and each Subsidiary have filed all necessary federal and all state and foreign income and franchise tax returns and paid all taxes shown as due thereon; and no tax deficiency has been asserted or threatened against the Company or any Subsidiary that would have a Material Adverse Effect, except as described in the Prospectus.

          (p) Neither the Company nor any Subsidiary has, directly or indirectly, at any time:

               (i) made any unlawful contribution to any candidate for political office, or failed to disclose any contribution in violation of law; or

               (ii) made any payment to any federal, state, local, or foreign government officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

          (q) There are no holders of Common Stock or other securities of the Company having rights to registration thereof under the Act.

          (r) The Company or a Subsidiary owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, servicemark registrations, copyrights, and licenses necessary for the conduct of the business of the Company and the Subsidiaries or ownership of their respective properties, and neither the Company nor any Subsidiary has received notice of conflict with the asserted rights of others in respect thereof which has not been resolved.

          (s) The Company and each Subsidiary have in place and effective such policies of insurance, with limits of liability in such amounts, as are normal and prudent in the ordinary scope of business similar to that of the Company and such Subsidiary in the respective jurisdiction in which they conduct business.

          (t) The Company and each Subsidiary have and hold, and at each Closing Date will have and hold, and are operating in compliance with, and have fulfilled and performed all of their material obligations with respect to all permits, certificates, franchises, grants, easements, consents, licenses, approvals, charters, registrations, authorizations, and orders ("Permit") required under all laws, rules, and regulations in connection with their respective businesses, and all of such Permits are in full force and effect; and there is no pending proceeding, and neither the Company nor any Subsidiary has received notice of any threatened proceeding, relating to the revocation or modification of any such Permit. Neither the Company nor any Subsidiary is or has been (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable federal, state, municipal, or local statutes, laws, ordinances, rules, regulations, and/or orders issued pursuant to foreign, federal, state, municipal, or local statutes, laws, ordinances, rules, or regulations (including those relating to any aspect of banking, bank holding companies, environmental protection, occupational safety and health, and equal employment practices) heretofore or currently in effect, except such violation that has been fully cured or satisfied without recourse or that is not reasonably likely to have a Material Adverse Effect.

          (u) The provisions of any employee pension benefit plan ("Pension Plan") as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in which the Company or any Subsidiary is a participating employer are in substantial compliance with ERISA, and neither the Company nor any Subsidiary is in violation of ERISA. The Company, each Subsidiary, or the plan sponsor thereof, as the case may be, has duly and timely filed the reports required to be filed by ERISA in connection with the maintenance of any Pension Plans in which the Company or any Subsidiary is a participating employer, and no facts, including any "reportable event" as defined by ERISA and the regulations thereunder, exist in connection with any Pension Plan in which the Company or any Subsidiary is a participating employer which might constitute grounds for the termination of such plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate U.S. District Court of a trustee to administer any such plan. The provisions of any employee benefit welfare plan, as defined in Section 3(1) of ERISA, in which the Company or any Subsidiary is a participating employer, are in substantial compliance with ERISA, and the Company, any Subsidiary, or the plan sponsor thereof, as the case may be, has duly and timely filed the reports required to be filed by ERISA in connection with the maintenance of any such plans.

          (v) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation under such Act.

          (w) The Company is a member in good standing of the Federal Reserve System and the deposits of each bank or savings bank Subsidiary are insured by the Federal Deposit Insurance Corporation ("FDIC").

          (x) Neither this Agreement nor any certificate, statement or other document delivered or to be delivered by the Company or any Subsidiary contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (y) The Company has satisfied the conditions for the use of Form SB-2 with respect to the offering of the Shares for sale to the public.

     Any certificate signed by any director or officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty of the Company to the Underwriters as to the matters covered thereby.

     Any certificate delivered by the Company to its counsel for purposes of enabling such counsel to render the opinion referred to in Section 8(d) will also be furnished to the Representatives and counsel for the Underwriters and shall be deemed to be additional representations and warranties to the Underwriters by the Company as to the matters covered thereby.

     SECTION 3. Representatives of the Underwriters. The Representatives will act as the representatives for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by the Representatives or by Advest, Inc. on behalf of the Representatives will be binding upon all of the Underwriters.

     SECTION 4. Representations and Warranties of the Underwriters. The Representatives, on behalf of the several Underwriters, represent and warrant to the Company that the information set forth (a) in the last paragraph of the cover page of the Prospectus, (b) on the inside front cover page of the Prospectus relating to stabilization, and (c) in the section in the Prospectus entitled "Underwriting," was the only written information furnished to the Company by and on behalf of any Underwriter expressly for use in connection with the preparation of the Registration Statement, and is correct and complete in all material respects and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 5. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties, and agreements contained herein, but subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, that number of Firm Shares set forth opposite the name of such Underwriter in Schedule A at the purchase price of $_____ per Share.

     At 9:00 a.m., eastern time, on the third full business day following the commencement of the initial public offering contemplated by this Agreement, or at such other time not later than five (5) full business days following the date of this Agreement, as the Representatives and the Company may agree, the Company will deliver to the Representatives through the facilities of The Depository Trust Company ("DTC"), or at the offices of Advest, Inc., One World Financial Center, 200 Liberty Street, New York, New York 10281, or such other location as specified by the Representatives, for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by them, against payment in New York, New York, or such other location agreed upon by the parties, of the purchase price therefor in next day funds payable to the order of the Company for Firm Shares. Such time of delivery and payment is referred to in this Agreement as the "First Closing Date." The certificates for Firm Shares to be so delivered shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request by written notice to the Company at least two business days prior to the First Closing Date. The Company agrees to make such certificates available for inspection at least twenty-four (24) hours prior to the First Closing Date at the offices of the DTC, or its designated custodian, or at any other location designated by the Representatives.

     In addition, on the basis of the representations, warranties, and agreements contained herein, but subject to the terms and conditions set forth herein, the Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, from the Company up to 300,000 Optional Shares in the same proportion as the number of shares set forth opposite their names on Schedule A bears to the total number of Firm Shares, at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within thirty (30) days after the date of this Agreement, upon notice by the Representatives to the Company which sets forth the aggregate number of Optional Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered, and the time and place at which such certificates will be delivered. Such time of delivery may not be earlier than the First Closing Date and herein is called the "Second Closing Date." The Second Closing Date shall be determined by the Representatives, but if at any time other than the First Closing Date, shall not be earlier than three nor later than five full business days after delivery of such notice to exercise. Certificates for the Optional Shares will be made available for inspection at least 24 hours prior to the Second Closing Date at the offices of the DTC, or its designated custodian, or at such other location as specified by the Representatives. The manner of payment for and delivery of (including the denominations of and the names in which certificates are to be registered) the Optional Shares shall be the same as for the Firm Shares as specified in this
Section 5.

     The Representatives have advised the Company that each Underwriter has authorized the Representatives to accept delivery of its Shares and to make payment therefor. It is understood that either of the Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation under this Agreement.

     SECTION 6. Agreements of the Company. The Company covenants and agrees with each of the several Underwriters that:

          (a) If any information shall have been omitted from the Registration Statement in reliance upon Rule 430A, the Company, at the earliest possible time, will furnish the Representatives with a copy of the Prospectus to be filed by the Company with the Commission to comply with Rule 424(b) and Rule 430A under the Act, and, if the Representatives do not object to the contents thereof, will file such Prospectus with the Commission in compliance with such Rules. Upon compliance with such Rules, the Company will so advise the Representatives promptly. The Company will advise the Representatives and counsel to the Underwriters promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose. The Company also will advise the Representatives and counsel to the Underwriters promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any Preliminary Prospectus, or of the Prospectus, or for additional information, and the Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), to any Preliminary Prospectus, or to the Prospectus (including a prospectus filed pursuant to Rule 424(b)) if the Representatives have not been furnished with a copy prior to such filing or if the Representatives reasonably object to such filing.

          (b) During the time during which a Prospectus relating to the Shares is required to be delivered under the Act, the Company shall comply with all requirements imposed on it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales or dealings in the Shares as contemplated by the provisions hereof and the Prospectus. If any event occurs as a result of which the Prospectus, including any subsequent amendment or supplement, would include an untrue statement of a material fact, or would omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it becomes necessary at any time to amend the Prospectus, including any amendment or supplement thereto, to comply with the Act, the Company promptly will advise the Representatives and counsel to the Underwriters thereof and will promptly prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance; and, if any Underwriter is required to deliver a prospectus nine (9) months or more after the effective date of the Registration Statement, the Company, upon request of the Representatives but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

          (c)  The Company will not, prior to the Second Closing Date or thirty
(30) days after the date of this Agreement, whichever occurs first, incur any material liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, or any transaction with a related party which is required to be disclosed in the Prospectus pursuant to Item 404 of Regulation S-B under the Act, except as contemplated by the Prospectus.

          (d) The Company will not acquire any of the Common Stock before the Second Closing Date or thirty (30) days after the date of this Agreement, whichever occurs first, nor will the Company declare or pay any dividend or make any other distribution upon its Common Stock payable to stockholders of record on a date prior to such date.

          (e) The Company will make generally available to its security holders and the Representatives an earnings statement of the Company as soon as practicable, but in no event later than fifteen (15) months after the end of the Company's current fiscal quarter, covering a period of twelve (12) consecutive calendar months beginning after the effective date of the Registration Statement, but beginning not later than four months after such effective date, which will satisfy the provisions of the last subsection of Section 11(a) of the Act and Rule 158 promulgated thereunder.

          (f) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company will furnish to the Representatives, at the expense of the Company, copies of the Registration Statement, the Prospectus, any Preliminary Prospectus, and all amendments and supplements to any such documents in each case as soon as available and in such quantities as the Representatives may reasonably request, for the purposes contemplated by the Act.

          (g) The Company shall take or cause to be taken in cooperation with the Representatives and counsel to the Underwriters all actions required in qualifying or registering the Shares for sale under the Blue Sky Laws of such jurisdictions as the Representatives may reasonably designate, provided the Company shall not be required to qualify generally as a foreign corporation or to consent generally to the service of process under the law of any such state (except with respect to the offering and sale of the Shares), and will continue such qualifications or registrations in effect so long as reasonably requested by the Representatives to effect the distribution of the Shares (including, without limitation, compliance with all undertakings given pursuant to such qualifications or registrations). In each jurisdiction where any of the Shares shall have been qualified as provided above, the Company will file such reports and statements as may be required to continue such qualification for a period of not less than one year from the date of this Agreement.

          (h) The Company will furnish to its security holders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited. During the period ending five years after the date of this Agreement, (i) as soon as practicable after the end of the fiscal year, the Company will furnish to the Representatives two copies, and to each of the other Underwriters who may so request, one copy, of the annual report of the Company containing the consolidated balance sheet of the Company as of the close of such fiscal year and corresponding consolidated statements of earnings, stockholders' equity, and cash flows for the year then ended, such consolidated financial statements to be under the certificate or opinion of the Company's independent accountants, and (ii) the Company will file promptly and will furnish to the Representatives at or before the filing thereof copies of all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13, 14, or 15 of the Exchange Act. During such five-year period the Company also will furnish to the Representatives one copy of the following:

               (i) as soon as practicable after the filing thereof, each other report, statement, or other document filed by the Company with the Commission;

               (ii) as soon as practicable after the filing thereof, all reports, statements, other documents, and financial statements furnished by the Company to Nasdaq pursuant to requirements of or agreements with Nasdaq; and

               (iii) as soon as available, each report, statement, or other document of the Company mailed to its stockholders.

          (i) The Company will use its best efforts to satisfy or cause to be satisfied the conditions to the obligations of the Underwriters in Section 8 hereof.

          (j) The Company shall deliver the requisite notice of issuance to the NASD and shall take all necessary or appropriate action within its power to maintain the authorization for trading of the Common Stock on the Nasdaq Stock Market for a period of at least thirty-six (36) months after the date of this Agreement.

          (k) The Company shall prepare and timely file with the Commission, from time to time, such reports as may be required by the Rules and Regulations.

          (l) The Company shall comply in all respects with the undertakings given by the Company in connection with the qualification or registration of the Shares for offering and sale under the Blue Sky Laws.

          (m) The Company shall apply the net proceeds from the sale of the Shares to be sold by it hereunder in the manner and for the purposes specified under the heading "Use of Proceeds" in the Prospectus. The Company shall file, and will furnish or cause to be furnished to the Representative and counsel to the Underwriters copies of all reports as may be required in accordance with Rule 463 under the Act.

          (n) The Company shall supply the Representatives and counsel to the Underwriters, at the Company's cost, four copies of a bound volume of the Offering and Underwriting materials within a reasonable time after the Closing Date.

          (o) Except for the sale of Common Stock pursuant to this Agreement, and the granting of options for up to 75,000 shares of Common Stock pursuant to the Company's Incentive Compensation Plan, neither the Company nor any of its Subsidiaries shall, directly or indirectly, offer, sell, contract to sell, issue, distribute, grant any option, right, or warrant to purchase or otherwise dispose of any shares of Common Stock or securities convertible into, or exercisable, or exchangeable for shares of Common Stock, in the open market or otherwise, for a period of one-hundred eighty (180) days after the later of the effective date of the Registration Statement or the date of this Agreement, without the express prior written consent of the Representatives.

          (p) The Company shall cause each person listed in the table in the Prospectus under the heading "Security Ownership of Certain Beneficial Owners and Management" to furnish to the Representatives, on or before the date of this Agreement, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock for a period of one hundred eighty (180) days following the effective date of the Registration Statement, except with the express prior written consent of the Representatives.

     SECTION 7.  Payment of Expenses and Fees.
                 ----------------------------

          (a) Whether or not the transactions contemplated hereunder are consummated, or if this Agreement is terminated for any reason, the Company will pay or cause to be paid the costs, fees, and expenses incurred in connection with the initial public offering as follows:

               (i) All costs, fees, and expenses incurred in connection with the performance of the Company's obligations hereunder, including all fees and expenses of the Company's accountants and counsel, all costs and expenses incurred in connection with the preparation, printing, filing, and distribution (including delivery and shipping costs) of the Registration Statement, each Preliminary Prospectus, and the Prospectus (including all amendments and exhibits thereto and the financial statements therein), and agreements and supplements provided for herein, this Agreement and other underwriting documents, including the Agreement Among Underwriters, the Selected Dealer Agreement, the Underwriters' Questionnaire, various Underwriters' letters, and the Preliminary and Supplemental Blue Sky Memoranda.

               (ii) All filing and registration fees and expenses, including the legal fees and disbursements of counsel, incurred in connection with qualifying or registering all or any part of the Shares for offer and sale under the Blue Sky Laws.

               (iii) All fees and expenses of the Company's transfer agent, the cost of printing the certificates representing the Shares, all transfer taxes, if any, and all other fees and expenses incurred in connection with the sale and delivery of the Shares to the Underwriters.

               (iv) The filing fees of the NASD and applicable fees charged by Nasdaq for inclusion of the Common Stock for quotation on the National Market System, and

               (v) All other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise provided for in this Section 7(a).

          (b) On the First Closing Date, the Company shall pay Advest, Inc. Fifty Thousand Dollars and 00/100 ($50,000.00) as a financial advisory fee.

     SECTION 8. Conditions to the Obligations of the Underwriters. The respective obligations of the several Underwriters under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company set forth herein as of the date of the First Closing Date, and if applicable, as of the Second Closing Date, as the case may be, to the accuracy of the statements of the Company's directors and officers, to the performance by the Company of its obligations hereunder, and to the following additional conditions, except to the extent expressly waived in writing by the
Representatives:

          (a) The Registration Statement and all post-effective amendments thereto shall have been declared effective by the Commission not later than 5:30 p.m. eastern time, on the date of this Agreement, or such later time as shall have been consented to by the Representatives, but in any event not later than 5:30 p.m., eastern time, on the third full business day following the date hereof; if the Company omitted information from the Registration Statement at the time it became effective in reliance on Rule 430A under the Act, the Prospectus shall have been filed with the Commission in compliance with Rule 424(b) and Rule 430A under the Act; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued; no proceeding for the issuance of such an order shall have been initiated or shall be pending or, to the knowledge of the Company or the Representatives, threatened or contemplated by the Commission; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Representatives and complied with to the Representatives' satisfaction.

          (b) The Shares shall have been qualified or registered for sale, or subject to an available exemption from such qualification or registration, under the Blue Sky Laws of such jurisdictions as shall have been reasonably specified by the Representatives and the offering shall have been cleared by the NASD.

          (c) Since the dates as of which information is given in the Registration Statement:

               (i) There shall not have been any adverse change, or any development involving a prospective material adverse change, in the ability of the Company or any Subsidiary to conduct their respective businesses (whether by reason of any court, legislative, other governmental action, order, decree, or otherwise), or in the general affairs, condition (financial and otherwise) business, prospects, properties, management, financial position or earnings, results of operations, or net worth of the Company or any Subsidiary, whether or not arising from transactions in the ordinary course of business; and

               (ii) Neither the Company nor any Subsidiary shall have sustained any loss or interference from any labor dispute, strike, fire, flood, windstorm, accident, or other calamity (whether or not insured) or from any court or governmental action, order, or decree, the effect of which on the Company or any Subsidiary, in any such case described in clause (c)(i) or (ii) above, is in the reasonable opinion of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

          (d) There shall have been furnished to the Representatives, as the representatives of the Underwriters, on each Closing Date, except as otherwise expressly provided below:

               (i) An opinion of Blackwell Sanders Matheny Weary & Lombardi L.C. Kansas City, Missouri, counsel for the Company, in form reasonably satisfactory to the Representatives and counsel for the Underwriters, addressed to the Representatives as representatives of the Underwriters and dated as of the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                    (1) The Company and each Subsidiary have been duly incorporated and are validly existing as corporations in good standing under the laws of the jurisdiction of organization, with full corporate power and authority to own, lease, and operate their respective properties and conduct their respective businesses as described in the Registration Statement; the Company and each Subsidiary are duly qualified to do business as foreign corporations under the corporation laws of, and are in good standing as such in, each jurisdiction in which the Company or such Subsidiary, as the case may be, owns or leases properties, has an office, or in which business is conducted and such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect; and the Company is duly registered and in good standing under the BHCA; and neither the Company nor any Subsidiary is subject to any current formal arrangements or memorandum of understanding with, or cease and desist order by, any banking or similar regulatory agency, other than commitments to the Federal Reserve Bank dated in 1989, as amended March 12, 1991, March 14, 1994, February 5, 1996 and February 26, 1996.

                    (2) The Common Stock conforms to the description thereof in the Registration Statement;

                    (3) The authorized, issued and outstanding shares of Common Stock are as set forth in the Registration Statement, have been duly authorized and validly issued, and are fully paid and nonassessable and there are no preemptive, preferential, or other rights to subscribe for or purchase any shares of Common Stock or the Shares to be sold by the Company hereunder and, to the best of such counsel's knowledge after due investigation, no shares of Common Stock have been issued in violation of such rights; except as referred to in the Prospectus, there are no restrictions upon the voting or transfer of the Common Stock or the Shares pursuant to the Company's Articles of Incorporation, bylaws, and other governing documents, or any agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them may be bound; all of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are held free and clear of any lien, claim, encumbrance or security interests, except for the security interest in favor of Boatmen's First National Bank, N.A., which interest shall terminate immediately upon the application of the net proceeds from the sale of the Shares as described in the Prospectus; all offers, sales and issuances of the capital stock of the Company and its

Subsidiaries within three years prior to the date hereof are, to the best of such counsel's knowledge, described in Part II of the Registration Statement, and were made in compliance with, and the offers and sales made from January 1995 through January 1996 were registered under or exempt from, the registration requirements of the Act and were duly registered or qualified under, or the subject of an available exemption from, the registration provisions of the applicable Blue Sky Laws;

                    (4) The Shares, when delivered to the Representatives or upon the order of the Representatives against payment therefor in accordance with the provisions of this Agreement, will be duly authorized and validly issued, fully paid, and nonassessable and the Underwriters will acquire good title to the Shares sold by the Company, free and clear of any lien, claim, encumbrance, or other security interest created by the Company;

                    (5) The Registration Statement and all post-effective amendments thereto have become effective under the Act, no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such counsel's knowledge, no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and all filings required by Rule 424 and Rule 430A of the Rules and Regulations have been made; the Registration Statement, the Prospectus, and each amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review of and discussion of the contents thereof, and no facts have come to the attention of such counsel which lead it to believe that either the Registration Statement, the Prospectus, or any such amendment or supplement, as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented, if applicable, as of the First Closing Date or the Second Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which made (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion). There are no amendments to the Registration Statement required to be filed that have not been so filed. To the best of such counsel's knowledge after due investigation, there are no legal or governmental proceedings pending or threatened that are required to be described in the Registration Statement that are not described as required, nor are there any contracts or documents of a character required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                    (6) The Company has full corporate power and authority to execute, deliver, and perform this Agreement and to issue, sell, and deliver the Shares to be sold by it to the Underwriters as provided herein; this Agreement has been duly authorized, executed and delivered by the Company, and constitutes a legal, valid, and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except that rights to indemnity or contribution may be limited by federal or state securities laws and except as enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by equitable principles limiting the right to specific performance or other equitable relief;

                    (7) Neither the Company nor any of its Subsidiaries is, or with the giving of notice or the lapse of time or both will be, in violation or breach of, or in default under, nor will the execution or delivery of, or performance and consummation of the transactions contemplated by this Agreement (including the offer, sale or delivery of the Shares) conflict with, or result in a violation or breach of, or constitute a default under, any provision of the Articles of Incorporation, bylaws (as amended or restated), or other governing documents of the Company or any Subsidiary or any provision of any agreement, contract, mortgage, deed of trust, lease, loan agreement, indenture, note, bond or other evidence of indebtedness, or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound, or to which any of their properties is subject, (in the case of any document not filed as an exhibit to the Registration Statement, to the knowledge of such counsel after due investigation), nor will the performance by the Company of its obligations hereunder violate any rule, regulation, order, or decree known to such counsel after due investigation, applicable to the Company or any Subsidiary of any court or any regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, any Subsidiary or any of their respective properties, or any order of any court or governmental agency or authority entered in any proceeding to which the Company or any Subsidiary was or is now a party or by which it is bound;

                    (8) To the knowledge of such counsel, there are no holders of Common Stock or other securities of the Company with rights to have such securities included in the Registration Statement;

                    (9) No consent, approval, filing, authorization, registration, qualification, or order of or with any court or governmental agency or body (including any bank regulatory agency) is required for the issue and sale of the Shares or in connection with the consummation of the transactions contemplated in this Agreement, other than such as have been obtained or made;

                    (10) Neither the Company nor any Subsidiary owns any equity interest in any corporation, joint venture, proprietorship, or other commercial entity or organization except the Subsidiaries listed in the Registration Statement; and the Company owns, directly or indirectly, beneficially and of record all of the outstanding capital stock of each Subsidiary free and clear of any claim, lien, encumbrance, or security interest, except for the security interest in favor of Boatmen's First National Bank, N.A., which interest shall terminate immediately upon the application of the net proceeds of the sale of the Shares as described in the Prospectus;

                    (11) The Common Stock has been designated for inclusion as a National Market System security on Nasdaq;

                    (12) The conditions for the use of Form SB-2 have been satisfied with respect to the Registration Statement;

                    (13) Except where such failure would not be reasonably likely to have a Material Adverse Effect, the Company and each Subsidiary have and hold, and are in substantial compliance with, all Permits required under all state and federal laws, rules, and regulations in connection with their respective businesses, and all of such Permits are in full force and effect; and, to the knowledge of such counsel after due investigation, there is no pending proceeding, and neither the Company nor any Subsidiary has received notice of any threatened proceeding, relating to the revocation or modification of any such Permit. Neither the Company nor any Subsidiary is (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable federal or state laws, rules, regulations, or, to the knowledge of such counsel, orders issued pursuant to federal or state statutes, laws, ordinances, rules, or regulations (including those relating to any aspect of banking, bank holding companies, environmental protection, occupational safety and health, and equal employment practices), except any such violation that has been fully cured or satisfied without recourse or that is not reasonably likely to have a Material Adverse Effect;

                    (14) The Company is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940 and, upon its receipt of the net proceeds from the sale of the Shares, will not become or be deemed to be an "investment company" thereunder; and

                    (15) Such counsel has reviewed all agreements, contracts, indentures, leases, and other documents and instruments referred to in the Registration Statement and the Prospectus and the descriptions of such documents are fairly summarized or disclosed therein, and filed as exhibits thereto as required and such counsel does not know, after due inquiry, of any agreements, contracts, indentures, leases or other documents or instrument required to be so summarized or disclosed or filed which have not been so summarized, disclosed, or filed. The descriptions in the Registration Statement of statutes, regulations, and legal or governmental proceedings are accurate and present fairly the information required to be shown.

     Such counsel may rely as to factual matters on certificates of officers of the Company and of state officials and, as to legal matters in jurisdictions other than those in which they are domiciled, on opinions of local counsel, in each case satisfactory to the Representatives, in which case their opinion shall state that they are so doing and copies of such certificates or opinions will be attached to their opinion unless such certificates or opinions or the information therein has been furnished to Representatives in other form.

               (ii) Such opinion or opinions of Husch & Eppenberger, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, validity of the Shares, the Registration Statement and the Prospectus, and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they reasonably request for the purpose of enabling them to pass upon such matters.

               (iii) A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                    (1) The representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied in all respects with all the covenants and satisfied all the conditions to be performed or satisfied by it at or prior to such Closing Date;

                    (2) The Commission has not issued an order preventing or suspending the use of the Prospectus or any Preliminary Prospectus or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and, to the best knowledge of the respective signatories, no proceeding for that purpose has been instituted or is pending or contemplated under the Act;

                    (3) Each of the respective signatories of the certificate has carefully examined the Registration Statement, the Prospectus, and any amendments or supplements thereto, and such documents contain all statements and information required to be made therein, and neither the Registration Statement nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the date on which the Registration Statement was initially filed, no event has occurred that was required to be set forth in an amended or supplemented prospectus or in an amendment to the Registration Statement that has not been so set forth; provided, however, that no representation need be made as to information contained in or omitted from the Registration Statement or any amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives; and

                    (4) Since the date on which the Registration Statement was initially filed with the Commission, there has not been any material adverse change or a development involving a prospective material adverse change in the business, properties, financial condition, or earnings of the Company or any of its Subsidiaries, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Registration Statement as heretofore amended or (but only if the Representatives expressly consents thereto in writing) as disclosed in an amendment or supplement thereto filed with the Commission and delivered to the Representatives after the execution of this Agreement; since such date and except as so disclosed or in the ordinary course of business, neither the Company nor any Subsidiary has incurred any liability or obligation, direct or indirect, or entered into any transaction that is material to the Company or such Subsidiary, as the case may be, not contemplated in the Prospectus; since such date and except as disclosed there has not been any change in the outstanding capital stock of the Company, or any change that is material to the Company or any of its Subsidiaries in the short-term debt or long-term debt of the Company or any Subsidiary; since such date and except as so disclosed the Company has not acquired any Common Stock or other capital stock of the Company nor has the Company declared or paid any dividend or made any other distribution not expressly consented to in writing by the Representatives, upon its outstanding Common Stock payable to stockholders of record on a date prior to the First Closing Date or Second Closing Date, as the case may be; since such date and except as so disclosed, neither the Company nor any of its Subsidiaries have incurred any material contingent obligations, and no material litigation is pending or threatened against the Company or any Subsidiary; and, since such date and except as so disclosed, neither the Company nor any of its Subsidiaries have sustained any material loss or interference from any strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order, or decree.

               (iv) At the time this Agreement is executed and also on the First Closing Date and the Second Closing Date, as the case may be, there shall be delivered to the Representatives a letter addressed to the Representatives, as representatives of the Underwriters, from KPMG Peat Marwick LLP, the Company's independent accountants, the first letter to be dated the date of this Agreement, the second letter to be dated the First Closing Date, and the third letter (in the event of a Second Closing) to be dated the Second Closing Date, which shall be in form and substance reasonably satisfactory to the Representatives and shall contain information as of a date within five days of the date of such letter.

There shall not have been any change set forth in any letter referred to in this subsection (iv) that makes it impracticable or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated hereby.

               (v) Such further certificates and documents as the Representatives may reasonably request (including certificates of officers of the Company).

     All such opinions, certificates, letters, and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to the Representatives and to Husch & Eppenberger, counsel for the Underwriters, and the Underwriters. The Company shall furnish the Representatives with such manually signed or conformed copies of such opinions, certificates, letters, and documents as the Representatives may reasonably request.

          (e) No Underwriter, including the Representatives, shall have advised the Company that the Registration Statement, the Prospectus, or any amendment or supplement thereto, contains any untrue statement of fact which, in the opinion of the Representatives or counsel for the Underwriters, is material or omits to state a fact which, in the opinion of the Representatives or counsel for the Underwriters, is material and is required to be stated therein or necessary to make the statements therein not misleading.

          (f) The Common Stock shall have been designated for inclusion as a National Market System security on Nasdaq.

     All such opinions, certificates, letters, and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representatives and counsel for the Underwriters. The Company shall furnish the Representatives with such conformed copies of such opinions, certificates, letters, and documents as the Representatives shall reasonably request. If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at either Closing Date is not so satisfied, this Agreement at the Representatives' election will terminate upon notification to the Company without liability on the part of any Underwriter, including the Representatives or the Company, except for expenses to be paid by the Company pursuant to
Section 7 hereof or reimbursed by the Company pursuant to Section 9 and except to the extent provided in Section 11.

     SECTION 9. Reimbursement of Underwriters' Expenses. If the sale of the Shares to the several Underwriters at the First Closing is not consummated because the offering is terminated or indefinitely suspended by the Company or by the Representatives for any reason permitted by this Agreement, other than the Representatives' inability to legally act as Representatives, the Company will reimburse the Representatives and the other several Underwriters for their reasonable out-of-pocket expenses, including fees and disbursements of its counsel, that shall have been incurred by the Representatives and the other several Underwriters in connection with the proposed purchase and sale of the Shares in an aggregate amount not to exceed $50,000. Any such termination or suspension shall be without liability of any party to the other except that the provisions of this Section 9, and Sections 7 and 11 shall remain effective and shall apply.

     SECTION 10. Maintain Effectiveness of Registration Statement. The Representatives and the Company will use their respective best efforts to prevent the issuance of any stop order or other such order suspending the effectiveness of the Registration Statement and, if such stop order is issued, to obtain the lifting thereof as soon as possible.

     SECTION 11.  Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages, expenses, liabilities, or actions in respect thereof ("Claims"), joint or several, to which such Underwriter or each such controlling person may become subject under the Act, the Exchange Act, the Rules and Regulations, Blue Sky Laws, or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such Claims arise out of or are based upon the inaccuracy or breach of any representation, warranty, or covenant of the Company contained in this Agreement, any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any application filed under any Blue Sky Law or other document executed by the Company for that purpose or based upon written information furnished by the Company and filed in any state or other jurisdiction to qualify or register any or all of the Shares under the securities laws thereof (any such document, application, or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company agrees to reimburse each Underwriter and each such controlling person promptly for any legal fees or other expenses incurred by such Underwriter or any such controlling person in connection with investigating or defending any such Claim or appearing as a third-party witness in connection with any such Claim; provided, however, that the Company will not be liable in any such case to the extent that:

               (i) Any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto or in any Blue Sky Application in reliance upon and in conformity with the written information furnished by or on behalf of the Underwriters or the Company expressly for use therein pursuant to Section 4 of this Agreement; or

               (ii) Such statement or omission was contained or made in any Preliminary Prospectus and corrected in the Prospectus and (1) any such Claim suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim, or suit by any person who purchased Shares that are the subject thereof from such Underwriter in the offering, and
(2) such Underwriter failed to deliver a copy of the Prospectus (as then amended if the Company shall have amended the Prospectus) to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the Act, unless such failure was due to failure by the Company to provide copies of the Prospectus (as so amended) to the Underwriters as required by this Agreement.

          (b) Each Underwriter severally, but not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of the Act or the Exchange Act, against any Claim to which the Company, or any such director, officer, or controlling person may become subject under the Act, the Exchange Act, the Rules and Regulations, Blue Sky Laws, or other federal or state statutory laws or regulations, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter and the Representatives, which consent shall not be unreasonably withheld), insofar as such Claim arises out of or is based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, in reliance upon and in conformity with the written information furnished by such Underwriter to the Company pursuant to
Section 4 of this Agreement. Each Underwriter will severally reimburse any legal fees or other expenses reasonably incurred by the Company, or any such director, officer, or controlling person in connection with investigating or defending any such Claim, and from any and all Claims resulting from failure of such Underwriter to deliver a copy of the Prospectus, if the person asserting such Claim purchased Shares from such Underwriter and a copy of the Prospectus (as then amended if the Company shall have amended the Prospectus) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended) would have cured the defect giving rise to such Claim (unless such failure was due to a failure by the Company to provide sufficient copies of the Prospectuses (as so amended) to the Underwriters). The indemnification obligations of each Underwriter as provided above are in addition to any liabilities any such Underwriter may otherwise have.

          (c)  Promptly after receipt by an indemnified party under subsection
(a) or (b) of this Section 11 of notice of the commencement of any action in respect of a Claim, such indemnified party will, if a Claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with all other indemnifying parties, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to the indemnified party and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.

          (d) Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense of such action and upon approval by the indemnified party of counsel selected by the indemnifying party, the indemnifying party will not be liable to such indemnified party under subsection (a) or (b) of this Section 11 for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless:

               (i) the indemnified party shall have employed separate counsel in connection with the assumption of legal defenses in accordance with the proviso to the last sentence of subsection (c) of this Section 11 (it being understood, however, that the indemnified party shall not be liable for the legal fees and expenses of more than one separate counsel, approved by the Representatives if one or more of the Underwriters or their controlling persons are the indemnified parties);

               (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the indemnified party's notice to the indemnifying party of commencement of the action; or

               (iii) the indemnifying party has authorized the employment of counsel at the expense of the indemnifying party.

          (e) If the indemnification provided for in this Section 11 is unavailable to an indemnified party or insufficient to hold harmless an indemnified party under subsection (a) or (b) of this Section 11 in respect of any Claim referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject, to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such Claim:

               (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares; or

               (ii) if the allocation provided by clause (e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (e)(i) above, but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such Claim, as well as any other relevant equitable considerations.

     The respective relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in such proportion that the Underwriters are responsible for that portion represented by the percentage that the amount of the underwriting discount per Share appearing on the cover page of the Prospectus bears to the initial public offering price per Share appearing thereon, and the Company (including the Company's directors, officers, and controlling persons) is responsible for the remaining portion.

     The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in subsections (c) and (d) of this Section 11, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          (f) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method or allocation that does not take into account the equitable considerations referred to in subsection (e) of this
Section 11. Notwithstanding the other provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such

Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

          (g)  The obligations of the Company and the Underwriters under this
Section 11 shall be in addition to any liability that the Company or the Underwriters may otherwise have.

     SECTION 12. Default of Underwriters. It shall be a condition to this Agreement and to the obligations of the Company to sell and deliver the Shares hereunder, and to the obligations of each Underwriter to purchase the Shares in the manner described herein, that, except as hereinafter provided in this
Section 12, each of the Underwriters (except a defaulting Underwriter) shall purchase and pay for all the Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters defaults in its or their obligations to purchase Shares hereunder on either the First Closing Date or the Second Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10% ) of the total number of Shares the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is greater than the above percentage and arrangements satisfactory to the Representatives for the purchase of such Shares by other persons are not made within thirty-six (36) hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, except to the extent provided in
Section 11.

     If Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus, and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 12. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     SECTION 13. Effective Date. This Agreement shall become effective immediately on the date hereof.

     SECTION 14. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof, this Agreement may be terminated by the Representatives prior to the First Closing Date and the option from the Company referred to in Section 5, if exercised, may be canceled by the Representatives at any time prior to the Second Closing Date, if:

          (a) The Company shall have failed, refused, or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder;

          (b) Any other condition to the obligations of the Underwriters hereunder is not fulfilled; or

          (c) In the Representatives' judgment, payment for and delivery of the Shares is rendered impracticable or inadvisable because:

               (i) Additional governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on any national securities exchange or over-the-counter market, or trading in securities generally shall have been suspended on any national securities exchange or on the Nasdaq Stock Market, or a general banking moratorium shall have been established by federal or state authorities;

               (ii) Any event shall have occurred or shall exist that makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or that is not reflected in the Registration Statement but should be reflected therein to make the statements or information contained therein not misleading in any material respect; or

               (iii) An outbreak or escalation of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated to such extent, in the Representatives' judgment, as to have a material adverse effect on the general securities market or make it impracticable or inadvisable to proceed with completion of the sale and payment for the Shares as provided in this Agreement.

     Any termination pursuant to this Section 14 shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid by the Company pursuant to Section 7 or reimbursed by the Company pursuant to Section 9 and except as to indemnification to the extent provided in Section 11).

     This Agreement also may be terminated as provided in Section 12 hereof.

     SECTION 15. Representations and Indemnities to Survive Delivery. The respective indemnity and contribution agreements of the Company and the several Underwriters, and the representations, warranties, covenants, and other statements of the Company and of its directors and officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, or any of its or their partners, officers, directors, or any controlling person, as the case may be, and will survive delivery of and payment for the shares sold hereunder or the termination or cancellation of this Agreement.

     SECTION 16. Notices. All communications hereunder will be in writing and, if sent to the Representative, will be mailed, delivered, or telecopied (with receipt confirmed) to Advest, Inc., at One World Financial Center, 200 Liberty Street, New York, New York 10281, Attention: Thomas G. Rudkin, Managing Director (Fax No. (212) 786-4097) with a copy to Principal Financial Securities, Inc., Two North LaSalle, St., 12th Floor, Chicago, Illinois, 60602, ATTN: Daniel L. Westrope, Senior Vice President (Fax No. (312) 444-9340) and with a copy to Mary Anne O'Connell, Husch & Eppenberger, 1200 Main, Suite 1700, Kansas City, Missouri 64105 (Fax No. (816) 421-0569); and if sent to the Company will be mailed, delivered, or telecopied (with receipt confirmed) to Gold Banc Corporation, Inc. 11301 Nall Avenue, Leawood, Kansas 66211 (Fax No.
 (913) 451-8004) with a copy
to Steven Carman, Blackwell, Sanders, Matheny, Weary & Lombardi, L.C., P.O. Box 419777, Kansas City, MO 64141 (Fax No. (816) 274-6914)

     SECTION 17. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors or assigns, and to the benefit of the directors and officers (and their personal representatives) and controlling persons referred to in Section 11, and no other person shall acquire or have any right or obligation hereunder. The terms "successors or assigns," as used in this Agreement, shall not include any purchaser of the Shares from any Underwriters merely by reason of such purchase.

     SECTION 18. Partial Unenforceability. If any section, subsection, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, subsection, clause, or provision hereof.

     SECTION 19. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     SECTION 20. Entire Agreement. This Agreement embodies the entire agreement among the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements among the parties with respect to such transactions other than as set forth or provided for herein.

     SECTION 21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters, including the Representative, in accordance with its terms.

                                       Very truly yours,

                                       GOLD BANC CORPORATION, INC.


                                       By:
                                          --------------------------------

                                       Title:
                                             -----------------------------

                                       ADVEST, INC.,
                                       PRINCIPAL FINANCIAL SECURITIES, INC.
                                       As Representatives of the several
                                       Underwriters listed in Schedule A.

                                             By:  ADVEST, INC.


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------

                          GOLD BANC CORPORATION, INC.

                                  SCHEDULE A

                                                       Number of Firm
                                                        Shares to be
Name of Underwriter                                       Purchased
-------------------                                    --------------
Advest, Inc........................................
Principal Financial Securities, Inc................






   Total...........................................       2,000,000
                                                          =========